UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

PACIFIC MERCANTILE BANCORP

(Exact name of registrant as specified in its charter)

California	0-30777	33-0898238
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

949 South Coast Drive, Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 438-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)	Election of New Director

On March 18, 2008, the Board of Directors of Pacific Mercantile Bancorp elected Matthew F. Schafnitz as a member of the Board. He was also appointed to serve on the Compensation Committee, Loan Committee and Nominating Committee of the Company’s Board of Directors. Mr. Schafnitz also was elected on March 18, 2008, a director of Pacific Mercantile Bank, the Company’s wholly owned banking subsidiary (the “Bank”).

Mr. Schafnitz is one of the owners, and since 1971 has been the Chief Executive Officer, of Brakke-Schafnitz Insurance Brokers, Inc., which is one of Southern California’s largest independently owned insurance brokerage firms, with offices in Orange County, and in the cities in Los Angeles, Palm Springs, and Sacramento, California, with an additional office in Phoenix, Arizona. Brakke-Schafnitz Insurance Brokers, Inc. represents a number of national and international insurers that issue comprehensive lines of commercial and personal insurance.

In 2007 and in the current year, the Company engaged the services of Brakke-Schafnitz Insurance Brokers, Inc. to obtain commercial insurance policies for the Company and the Bank and, subject to the approval of the disinterested members of the Board, may do so in the future. During the fiscal year ended December 31, 2007, insurance brokerage commissions received by Brakke-Schafnitz Insurance Brokers, Inc. from insurers in respect of insurance policies obtained by it for the Company or the Bank totaled approximately $31,800.

In the ordinary course of its business, the Bank has made loans to, and has engaged in other ordinary course banking transactions with, Mr. Schafnitz, individually, and Brakke-Schafnitz Insurance Brokers, Inc. It is expected that, in the future, the Bank will make additional loans to and engage in banking transactions in the ordinary course of its business with Mr. Schafnitz and Brakke-Schafnitz Insurance Brokers, Inc., provided that such loans and other banking transactions (i) are made on the same terms, including, in the case of loans, the interest rates and collateral securing any such loans, as those prevailing at the time for comparable transactions with borrowers and customers of comparable creditworthiness who had no affiliation with the Company or the Bank, (ii) do not involve more than the normal risk of collectibility and do not present any other unfavorable features and (iii) in the case of loans, and any other transactions of a material nature, are approved by the disinterested directors of the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC MERCANTILE BANCORP

Date: March 24, 2008	By:	/s/ NANCY GRAY
Nancy Gray, Chief Financial Officer

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